Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

On February 21, 2017, LSI Industries Inc. (LSI or Company) completed the acquisition of all the capital stock of Atlas Lighting Products, Inc. (Atlas) a Burlington, North Carolina manufacturer of high-quality LED lighting products for $97.5 million, which consisted of a cash payment of $96.9 million and an aggregate value of $0.6 million related to 200,000 five-year stock warrants with a fair value of $2.87 per warrant. The following unaudited pro forma condensed combined financial information has been prepared to give effect to the acquisition by LSI using the acquisition method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2016 and the year end June 30, 2016 combine the historical statements of operations of LSI and Atlas, adjusted to reflect the pro forma effect as if the acquisition of Atlas occurred on July 1, 2015 (the first day of the Company’s 2016 fiscal year). The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of LSI and Atlas as of December 31, 2016 and reflects the pro forma effect as if the acquisition of Atlas occurred on that date. LSI’s historical consolidated financial statements referred to above were included in its Quarterly Report on Form 10-Q for the six months ended December 31, 2016 and Annual Report on Form 10-K for the year ended June 30, 2016. Atlas’s historical financial statements are reported for the comparable periods and are included in this Current Report on Form 8K/A. The accompanying unaudited pro forma condensed combined financial information and the historical consolidated financial information presented therein should be read in conjunction with the historical consolidated financial statements and notes thereto for LSI described above. The historical statements of Atlas have been adjusted to conform to the Company’s financial statement presentation.

The unaudited pro forma condensed combined balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that are directly attributed to the acquisition and are factually supportable and with respect to the statements of operations, and are expected to have a continuing impact on the combined results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2016 and the year end June 30, 2016 are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred on July 1, 2015, nor are they necessarily indicative of the future results of the operations. The unaudited pro forma condensed combined statements of operations and pro forma condensed combined balance sheet include adjustments to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Atlas.

LSI Industries Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2016
(amounts in thousands)
	Historical	Historical Atlas	Pro Forma		Pro Forma
	LSI	Lighting	Adjustments		Total
Assets:
Current Assets
Cash	$33,023	$1,657	$(30,893)	A	$3,787
Accounts Receivable	49,541	8,888	-		58,429
Inventories	42,404	9,164	228	B	51,796
Asset Held for Sale	3,176	-	-		3,176
Prepaids and Other Current Assets	2,996	186	-		3,182
Total Current Assets	131,140	19,895	(30,665)		120,370

Property, Plant and Equipment
Land	6,422	-	-		6,422
Leasehold Improvements	-	1,171	-		1,171
Buildings	34,654	-	-		34,654
Machinery and Equipment	78,908	5,427	526	C	84,861
Construction in Progress	1,697	-	-		1,697
Less; Accumulated Depreciation	(78,255)	(3,416)	-		(81,671)
Net Property, Plant, and Equipment	43,426	3,182	526		47,134

Goodwill	10,508	-	47,097	D	57,605
Intangible Assets	5,378	-	34,319	E	39,697
Other Long-Term Assets	5,384	71	-		5,455

Total Assets	$195,836	$23,148	$51,277		$270,261

Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt and lease obligations	$-	$96	$-		$96
Accounts Payable	13,917	3,809	-		17,726
Accrued Expenses	22,980	3,343	1,480	I	27,803
Total Current Liabilities	36,897	7,248	1,480		45,625

Long-Term Debt	-	173	66,000	A	66,173
Other Long-Term Liabilities	1,119	360	69	F	1,548

Shareholders' Equity
Common Stock	115,631	781	(206)	G, H	116,206
Retained Earnings	42,189	14,586	(16,066)	G, I	40,707
Total Shareholders' Equity	157,820	15,367	(16,272)		156,915

Total Liabilities and Shareholders' Equity	$195,836	$23,148	$51,277		$270,261

LSI Industries Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Six months ended December 31, 2016

(amounts in thousands, except per share data)

		Historical
	Historical	Atlas	Pro Forma		Pro Forma
	LSI	Lighting	Adjustments		Total
Net Sales	$169,817	$28,281	$-		$198,098

Cost of Products and Services Sold	126,432	18,020	(120)	J	144,332
Restructuring Costs	1,143	-	-		1,143
	42,242	10,261	120		52,623
Gross Profit

Restructuring Costs	210	-	-		210
Selling and Administrative Expenses	38,148	8,614	772	K,L,M	47,534

Operating Income	3,884	1,647	(652)		4,879

Interest (Income)	(55)	-	66	N	11

Interest Expense	21	6	735	N	762

Income before Income Taxes	3,918	1,641	(1,453)		4,106

Income Tax Expense	1,083	-	270	O	1,353

Net Income	$2,835	$1,641	$(1,723)		$2,753

Earnings Per Share
Basic	$0.11				$0.11
Diluted	$0.11				$0.11

Weighted Average Common Shares Outstanding
Basic	25,294				25,294
Diluted	25,859				25,859

LSI Industries Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Twelve months ended June 30, 2016

(amounts in thousands, except per share data)

		Historical
	Historical	Atlas	Pro Forma		Pro Forma
	LSI	Lighting	Adjustments		Total
Net Sales	$322,196	$59,454	$-		$381,650

Cost of Products and Services Sold	238,525	37,773	(241)	J	276,057

Gross Profit	83,671	21,681	241		105,593

Selling and Administrative Expenses	69,715	15,466	2,149	K,L,M	87,330

Operating Income	13,956	6,215	(1,908)		18,263

Interest (Income)	(84)	-	132	N	48

Interest Expense	36	23	1,470	N	1,529

Income before Income Taxes	14,004	6,192	(3,510)		16,686

Income Tax Expense	4,522	-	985	O	5,507

Net Income	$9,482	$6,192	$(4,495)		$11,179

Earnings Per Share
Basic	$0.38				$0.45
Diluted	$0.37				$0.44

Weighted Average Common Shares Outstanding
Basic	24,988				24,988
Diluted	25,592				25,592

LSI INDUSTRIES INC.

NOTES TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of LSI Industries Inc. (LSI or Company) which were included in its Quarterly Report on Form 10-Q for the six months ended December 31, 2016 and Annual Report on Form 10-K for the year ended June 30, 2016 and the historical financial statements of Atlas Lighting Products, Inc. (Atlas) are reported for the comparable periods and are included in this Current Report on Form 8K/A. The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2016 and the year end June 30, 2016 combine the historical statements of operations of LSI and Atlas, adjusted to reflect the pro forma effect as if the acquisition of Atlas occurred on July 1, 2015 (the first day of the Company’s 2016 fiscal year). The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of LSI and Atlas as of December 31, 2016 and reflects the pro forma effect as if the acquisition of Atlas occurred on that date.

In accordance with generally accepted accounting principle, the acquisition of Atlas by LSI is being accounted for using the acquisition method of accounting. As a result, the unaudited condensed combined balance sheet has been adjusted to reflect the allocation of the purchase price to the identified assets and assumed liabilities based upon the Company’s fair value assessment and the excess purchase price to goodwill. The purchase price allocation in these unaudited pro forma condensed combined financial statements is based upon the purchase price of $97.5 million which consists of $96.9 million cash and 200,000 warrants with a fair market value of $2.87 per warrant.

Pro Forma Adjustments

A.	Cash paid for the acquisition of Atlas from the Company’s available cash with the difference of the cash consideration coming from the Company’s Line of Credit.
B.	Fair value adjustment of Atlas’s finished good inventory.
C.	Fair value adjustment of Atlas’s fixed assets.
D.	The value of goodwill as of December 31, 2016.
E.	Fair value adjustment of Atlas’s intangible assets.
F.

Includes an estimated liability for uncertain tax positions of Atlas of $406,000 and an accrued liability for paid time off of $23,000 partially offset by the elimination of a deferred rent liability of $360,000.

G.	Elimination of the Atlas’s common stock and retained earnings.
H.

Stock warrants issued as part of the purchase consideration. 200,000 warrants were issued at a fair market value of $2.87 per warrant with an aggregate fair value of $0.6 million. The fair value of the warrants was determined as of the date of acquisition.

I.	Acquisition deal costs of $1.48 million.
J.	The decrease in depreciation expense is a result of the fair value adjustments and re-evaluation of useful lines of Atlas’s fixed assets. The decrease in depreciation expense over a six month period will approximate $120,000 and the decrease in depreciation expense over a twelve month period will approximate $241,000.
K.

The elimination of certain private company expenses. Private company expenses removed from the combined results approximate $785,000 for the six month period and $964,000 for the twelve month period. Certain executive salary amounts which approximate $1.3 million in the six month and $2.5 million in the twelve month period are included in the unaudited proforma condensed combined statements of operations. These salary amounts are not anticipated to continue.

L.	Amortization expense of Atlas’s intangible assets. Amortization expense for the six month period is $1.207 million and $2.413 million for the twelve month period.
M.

The increase in expenses that Atlas will incur as a result of its integration into LSI. Costs include audit fees, compensation and benefit expense, a representation and warranty insurance policy related to the acquisition of Atlas, offset with known property and casualty insurance cost savings. Additional costs approximate $350,000 for six months and $700,000 for twelve months.

N.

The increase in interest expense is the result of the interest expense incurred on the funds borrowed to purchase Atlas. Assumed an average loan balance of $58 million over the period reported at a borrowing rate of 2.534% approximates $1.5 million of interest expense over a twelve month period and $0.7 million over a six month period. Also, interest income generated on invested cash was reduced to purchase Atlas. Assumed the reduction of $33 million of invested funds at an interest rate of 0.4% which approximates $132,000 for the twelve month period and $66,000 for the six month period.

O.	Adjust income tax to reflect an effective tax rate of 33%